DRYDEN MUNICIPAL BOND FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                    June 17, 2005





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Municipal Bond Fund (the ?Fund?)
	File No.:  811-4930


Ladies and Gentlemen:

    Please find enclosed the following items:
(1) the Annual Report on Form N-SAR for the Fund for fiscal year-ended ended April 30, 2005. The form was filed electronically via the EDGAR
System.


Very truly yours,



/s/Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the
Registrant in the
City of Newark and State of New
Jersey on the 17th day of June 2005.




DRYDEN MUNICIPAL BOND FUND


Witness:  /s/Floyd L. Hoelscher	By:

/s/Jonathan D. Shain
 Floyd L. Hoelscher
Jonathan D. Shain
Assistant Secretary


T:\CLUSTER 3\N-SAR\MBF\4-30-05 Annual
cover-sig.doc